Exhibit 10.10

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (this “Agreement”) is made as of January ___, 2023 (the “Effective Date”), by and among T1V, Inc., a Delaware corporation (the “Company”), Christopher McKee (“McKee”) and WH&W Private Market Investment Fund I, LLC (“WH&W” and, together with McKee, the “Lenders”).

WHEREAS, the Company and the Lenders are party to that certain letter agreement, dated as of July 1, 2015 (the “Letter Agreement”), pursuant to which each of the Lenders loaned to the Company an additional $150,000 under the same terms and conditions as contained in the Revenue Loan and Security Agreement, dated July 1, 2015 (as amended, the “Loan Agreement”), among the Company, Decathlon Alpha II, L.P and Decathlon Alpha III, L.P.;

WHEREAS, the Company is contemplating an initial underwritten public offering (the “IPO”) of up to $16.5 million in units consisting of (i) one share of Class A Common Stock of the Company, $0.001 par value per share (the “Class A Common Stock”), and (ii) a five-year warrant exercisable for one share of Class A Common Stock;

WHEREAS, McKee and the Company desire to convert $282,000.00 of the outstanding principal and interest owed by the Company to McKee under the Letter Agreement (the “McKee Convertible Loan Balance”) into Class A Common Stock, at a conversion price equal to the public offering price for the Class A Common Stock in the IPO (such conversion, the “McKee Conversion”); and

WHEREAS, WH&W and the Company desire to convert $282,000.00 of the outstanding principal and interest owed by the Company to WH&W under the Letter Agreement (the “WH&W Convertible Loan Balance” and, together with the McKee Convertible Loan Balance, the “Convertible Loan Balance”) into Class A Common Stock, at a conversion price equal to the public offering price for the Class A Common Stock in the IPO (such conversion, the “WH&W Conversion” and, together with the McKee Conversion the “Conversions”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, terms and conditions herein contained, the parties hereto hereby agree as follows:

1. Conversion of Loan Balance. Effective as of immediately prior to the closing of the IPO (the “Effective Time”):

(a) McKee hereby agrees that the McKee Convertible Loan Balance shall be converted, without any further action of the parties, into a number of shares of Class A Common Stock equal to: (i) the McKee Convertible Loan Balance, divided by (ii) the public offering price for the Class A Common Stock in the IPO (the “McKee Conversion Shares”); and

(b) WH&W hereby agrees that the WH&W Convertible Loan Balance shall be converted, without any further action of the parties, into a number of shares of Class A Common Stock equal to: (i) the WH&W Convertible Loan Balance, divided by (ii) the public offering price for the Class A Common Stock in the IPO (the “WH&W Conversion Shares” and, together with the McKee Conversion Shares, the “Conversion Shares”).

2. Cancellation of Debt. The Company and the Lenders agree that, in connection with the conversion of the Convertible Loan Balance as set forth in Section 1 above, as of the Effective Time;

(a) the McKee Convertible Loan Balance shall be applied as a payment against the outstanding principal and interest owed by the Company to McKee under the Letter Agreement to reduce such outstanding principal and accrued interest by an amount equal to the McKee Convertible Loan Balance (to be applied first to accrued interest and then to principal); and

(b) the WH&W Convertible Loan Balance shall be applied as a payment against the outstanding principal and interest owed by the Company to WH&W under the Letter Agreement to reduce such outstanding principal and accrued interest by an amount equal to the WH&W Convertible Loan Balance (to be applied first to accrued interest and then to principal).

The Lenders hereby waive the requirement that any fractional shares be issued to the Lenders.

3.       Conversion Fee. In consideration of the Conversions, if the average VWAP for the Class A Common Stock for the six month period ended on the six month anniversary of the Effective Time is less than the public offering price for the Class A Common in the IPO, within five (5) days following the six month anniversary of the Effective Time, the Company shall pay to each Lender an additional amount equal to $24,882.00 (the “Conversion Fee”). For the avoidance of doubt, if the closing of the IPO does not occur, the Conversion Fee shall not be payable by the Company to the Lenders. For the purposes of this Section 3, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on a “national securities exchange,” the daily volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on the trading market on which the Class A Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the Class A Common Stock is then quoted on the OTCQB or OTCQX, the volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Common Stock so reported.

4. Warrant. In consideration of the Conversion, within five (5) days following the Effective Time, the Company shall issue:

(a) to McKee a warrant, substantially in the form attached hereto as Exhibit A (the “Warrant”), to purchase a number of shares of Class A Common Stock equal to 10% of the McKee Conversion Shares; and

(b) to WH&W a Warrant to purchase a number of shares of Class A Common Stock equal to 10% of the WH&W Conversion Shares.

For the avoidance of doubt, if the Closing of the IPO does not occur, the Warrants will not be issuable by the Company to the Lenders.

5. Representations and Warranties of the Lender. Each of the Lenders represents and warrants to the Company as of the Effective Date and as of the Effective Time that: (a) this Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms; (b) the Conversion Shares and the Warrant (collectively, the “Securities”) will be acquired for investment for such Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same; (c) such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities; (d) such Lender is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities; (e) such Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”); and (f) such Lender understands that the Securities are characterized as a “restricted security” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.

6. Representations and Warranties of the Company. The Company represents and warrants to the Lenders as of Effective Date and as of the Effective Time that: (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (b) all corporate action on the part of the Company necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and the authorization, sale, issuance and delivery of the Securities pursuant hereto has been taken; and (c) this Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.

7. Miscellaneous. This Agreement, together with the other documents referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Lenders. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to the conflicts of law provisions thereof). This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. At any time and from time to time after the date hereof, each of the undersigned shall execute and deliver such other instruments and take such action as the Company may reasonably determine is necessary to carry out the purpose and intent of this Agreement.

[Signature Page Follows]

In witness whereof, the Company and the Lenders have entered into this Debt Conversion Agreement on the Effective Date.

COMPANY:

T1V, Inc.

By:
Name:	Michael Feldman
Title:	CEO

IN WITNESS WHEREOF, the Company and the Lenders have entered into this Debt Conversion Agreement on the Effective Date.

LENDER:

Christopher McKee

WH&W PRIVATE MARKET INVESTMENT FUND I, LLC

By:	Welch Hornsby, Inc., Its Manager

By:
Name:	Edward V. Welch, Jr.
Title:	President and CEO

Exhibit A

Form of Warrant

A-1